Exhibit 2.3

                     RESCISSION OF STOCK EXCHANGE AGREEMENT


      Agreement made and entered in multiple parts on this 31st day of May, 2005 by and between Neuro Bioscience, Inc. of Utah, (hereinafter "Neuro Bioscience of Utah"), CLL Pharma SA (hereinafter "CLL Pharma SA" or "CLL Pharma SA"), and the undersigned former shareholders of CLL Pharma SA (each one a "Former CLL Pharma SA Shareholder"). Neuro Bioscience of Utah, CLL Pharma SA, and the Former CLL Pharma SA Shareholders are sometimes hereafter collectively referred to as the "Parties".

                                    RECITALS

      WHEREAS, the parties entered into a Stock Exchange Agreement dated 31st March 2003 ("The Exchange Agreement"); and

      WHEREAS, the terms of The Exchange Agreement essentially provided that Neuro Bioscience of Utah, was to acquire all of the issued and outstanding shares of CLL Pharma SA, such that CLL Pharma SA would become a wholly owned operating subsidiary of Neuro Bioscience of Utah, on various terms and conditions specified therein, including the performance of certain covenants material to the parties;

      WHEREAS, various material requirements of The Exchange Agreement were never satisfied, notwithstanding extensions of time granted to perform and extensive efforts undertaken in good faith to cure the shortcomings; and

      WHEREAS, the Parties recognize that they may never be able to satisfy the conditions not yet performed; and


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      WHEREAS, the Parties desire to resolve the matter amicably and avoid undue expense and distraction from their other business endeavors;

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be bound hereby, the Parties mutually agree and covenant as follows:

1.0   Agreement Rescinded.

      The Exchange Agreement, and the transactions effected thereby, are hereby mutually rescinded on the terms and conditions of this Rescission Agreement, and void and of no force and effect, ab initio. As a consequence of the rescission, CLL Pharma SA shall be a separate, legally distinct entity owned by the Former CLL Pharma SA Shareholders just as was the case prior to effective date of The Exchange Agreement, and Neuro Bioscience of Utah will have no ownership interest in CLL Pharma SA.

2.0   Closing with respect to Rescission.

      Neuro Bioscience of Utah shall physically return and deliver the CLL Pharma SA shares to the Former CLL Pharma Shareholders which were originally delivered by those Former CLL Pharma Shareholders pursuant to The Exchange Agreement, in exchange for the Neuro Bioscience of Utah shares delivered to those Former CLL Pharma Shareholders pursuant to the Exchange Agreement, as set forth on Exhibit "C" to this Agreement, which is hereby incorporated herein by reference. The respective deliveries shall occur at a closing (the "Closing") to occur no later than 21st January 2005 at Savannah House, 5th Floor, 11-12 Charles II St, London, UK SW1Y 4QU or such other time and place as the Parties may mutually agree.

3.0   Payment and Discharge of Obligations.

      It is agreed and understood between the Parties that in consideration of the relative benefits obtained from expenditures by Neuro Bioscience of Utah and CLL Pharma SA during the period from 31st March, 2003 through the Closing pursuant to this Rescission Agreement (the "Unwind Period"), that both parties shall be responsible for their own debts incurred from 31st March 2003, through the Unwind Period, except in relation to any agreement mutually agreed by the parties. The debts and obligations to be assumed and discharged by CLL Pharma SA include, without limitation, all debts and obligations arising out of or any way related to the acquisition of the CLL Pharma SA pursuant to The Exchange Agreement, and any governmental filings including, but not limited to, current filings with the Securities and Exchange Commission ("SEC"), the United States Internal Revenue Service, and the States of Delaware and Utah. Notwithstanding the foregoing, Neuro Bioscience of Utah agrees to pay all its legal fees and accounting fees incurred during the Unwind Period, including costs of this Rescission Agreement and all legal, accounting and related costs for the SEC and related filing requirements under this Agreement.


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4.0   Executory Rescission.

      Notwithstanding anything to the contrary in this Agreement, all parties agree that this Agreement shall be fully executory and of binding force and effect upon all parties, their agents, assigns, and successors in interest upon execution and delivery of this Agreement and completion of the Closing contemplated by this Agreement.

5.0      Notice.

      All Parties mutually agree and stipulate that any notice which shall be given to any Party to this Agreement, whether necessary or optional, shall be mailed by registered certified mail or its equivalent, or shall be physically delivered, to such Party at its address set forth beneath its name on the signature page(s) of this Agreement, or such other address as such Party shall furnish by written notice to the other Parties to this Agreement.

6.0   Miscellaneous.

      6.1 This Agreement shall be applied and construed in accordance with Utah law. Jurisdiction and venue over any dispute arising out of this Agreement shall be deemed to be applicable in the courts of general jurisdiction or federal court located in Salt Lake County, State of Utah.

      6.2 Should any part or provision of this Agreement be found void or voidable, the balance shall be given reasonable construction and application and applied so far as possible.

      6.3 This Agreement shall be binding upon or inure to the benefit of the assigns or successors in interest of the parties hereto.

      6.4 Each principal officer executing this Agreement on behalf of a corporate entity represents that he has been fully and duly authorized to execute this Agreement pursuant to resolution of his respective Board of Directors.

      6.5 This Agreement constitutes a fully integrated agreement and shall not be subject o parol evidence, but may only be amended in a writing or referenced exhibits or attachments as executed by the parties hereto.

      6.6   Time is of the essence of this Agreement.

      6.7 Should any party be required to bring legal action to enforce this Agreement in law or equity, the prevailing party shall be entitled to reasonable costs of court and attorney fees.

      6.8 This recitals are incorporated as a necessary term and provision of this Agreement.


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      IN WITNESS WHEREOF, the Parties, by natural persons duly authorized to do the same, have executed and delivered this Agreement as of the date and year first above written.

NEURO BIOSCIENCE, INC. OF UTAH              CLL PHARMA SA


By:___________________________        By:______________________________
   Name:                                 Name:
   Title:  President                     Title:  President
   Address:  712 Fifth Avenue            Address:
             19th Floor
             N.Y., N.Y.  10019


FORMER CLL PHARMA SA SHAREHOLDERS:

Name:

By:      ___________________________________
         Name:
         Title:
         Address:


Name:

By:      ___________________________________
         Name:
         Title:
         Address:


Name:

By:      ___________________________________
         Name:
         Title:
         Address:


Name:

By:      ___________________________________
         Name:
         Title:
         Address:


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